FOR IMMEDIATE RELEASE

CONTACT:	James River Coal Company Elizabeth M. Cook Director of Investor Relations (804) 780-3000

JAMES RIVER COAL COMPANY COMMENCES EXCHANGE OFFER FOR
ITS 4.50% AND 3.125% CONVERTIBLE SENIOR NOTES

RICHMOND, VA., August 13, 2013 - James River Coal Company (NASDAQ: JRCC) today announced that it has commenced exchange offers for its outstanding 4.50% and 3.125% convertible senior notes. The Company is offering to exchange (i) up to $31.739 million aggregate principal amount of its 10.00% Convertible Senior Notes due 2018 (“New Notes”) for any and all of its outstanding 4.50% Convertible Senior Notes due 2015 (“Existing 2015 Notes”) and (ii) up to $22.705 million aggregate principal amount of its New Notes for any and all of its outstanding 3.125% Convertible Senior Notes due 2018 (“Existing 2018 Notes”). Holders may tender all, some or none of their Existing 2015 Notes or Existing 2018 Notes.

In exchange for each $1,000 principal amount of Existing 2015 Notes that is validly tendered and accepted, holders of such tendered notes will receive $620.00 principal amount of our New Notes. In exchange for each $1,000 principal amount of Existing 2018 Notes that is validly tendered and accepted, holders of such tendered notes will receive $440.00 principal amount of our New Notes. The Company will also pay in cash accrued and unpaid interest on Existing 2015 Notes and Existing 2018 Notes accepted for exchange from the last applicable interest payment date to but excluding the settlement date.

The exchange offers will expire at 11:59 p.m., New York City time, on September 11, 2013. The Company may extend the expiration date and time of either or both the exchange offers, and such applicable date and time shall be referred to as the “Expiration Date”. Holders may withdraw existing notes tendered in the applicable exchange offer at any time prior to the Expiration Date. Any notes withdrawn pursuant to the terms of these exchange offers shall not thereafter be considered tendered for any purpose unless and until such note is again tendered pursuant to the exchange offers. Existing notes not exchanged in the exchange offers will be returned to the tendering holder at our expense promptly after the expiration or termination of the exchange offers.

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The New Notes will comprise part of the same series as the $123,261,000 aggregate principal amount of notes issued by the Company on May 22, 2013 in separate, privately negotiated exchange transactions completed in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated under the Securities Act. Payments of principal, premium, if any and interest on the New Notes will be guaranteed by the Company and all of the Company’s current subsidiaries.

U.S. Bank National Association will serve as exchange agent and information agent for the exchange of New Notes for the Existing 2015 Notes and Existing 2018 Notes.

Lazard Frères & Co. LLC is acting as financial advisor to the Company in connection with structuring the terms and conditions of the exchange offers.

A registration statement on Form S-4 relating to the New Notes has been filed with and declared effective by the Securities and Exchange Commission (the “SEC”).

This press release does not constitute an offer to sell or exchange or the solicitation of an offer to buy or exchange any securities, nor shall there be any exchange of the New Notes for Existing 2015 Notes or Existing 2018 Notes pursuant to the exchange offer in any jurisdiction in which such exchange would be unlawful prior to registration or qualification under the laws of such jurisdiction.

James River Coal Company is one of the leading coal producers in Central Appalachia and the Illinois Basin. The company sells metallurgical, bituminous steam and industrial-grade coal to electric utility companies and industrial customers both domestically and internationally. The Company's operations are managed through eight operating subsidiaries located throughout eastern Kentucky, southern West Virginia and southern Indiana. Additional information about James River Coal can be found at its web site www.jamesrivercoal.com.

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FORWARD-LOOKING STATEMENTS: Certain statements in this press release and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Forward looking statements include, without limitation, statements regarding future sales and contracting activity, projected fuel escalators, and all guidance figures. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: our cash flows, results of operation or financial condition; the consummation of acquisition, disposition or financing transactions and the effect thereof on our business; governmental policies, regulatory actions and court decisions affecting the coal industry or our customers’ coal usage; legal and administrative proceedings, settlements, investigations and claims; our ability to obtain and renew permits necessary for our existing and planned operation in a timely manner; environmental concerns related to coal mining and combustion and the cost and perceived benefits of alternative sources of energy; inherent risks of coal mining beyond our control, including weather and geologic conditions or catastrophic weather-related damage; our production capabilities; availability of transportation; our ability to timely obtain necessary supplies and equipment; market demand for coal, electricity and steel; competition, including competition from alternative sources such as natural gas; our relationships with, and other conditions affecting, our customers; employee workforce factors; our assumptions concerning economically recoverable coal reserve estimates; future economic or capital market conditions; our plans and objectives for future operations and expansion or consolidation; and the other risks detailed in our reports filed with the SEC. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

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